Exhibit 4(e)

[FORM OF 6.05% EXCHANGE SENIOR NOTE DUE 2017]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED NOTES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY AND THE TRUSTEE BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO ITS NOMINEE OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THIS NOTE MAY BE EXCHANGED FOR CERTIFICATED NOTES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (A) THE DEPOSITARY (I) HAS NOTIFIED THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY OR (II) HAS CEASED TO BE A CLEARING AGENCY REGISTERED UNDER THE EXCHANGE ACT, AND, IN EITHER CASE, A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED NOTES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY AND THE TRUSTEE BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY) OF ALL NOTES OF THE SERIES DESIGNATED ABOVE.

PENNSYLVANIA ELECTRIC COMPANY

6.05% EXCHANGE SENIOR NOTE DUE 2017

ORIGINAL ISSUE DATE: August 30, 2007

INTEREST RATE: 6.05%

MATURITY DATE: September 1, 2017

INTEREST PAYMENT DATES: Each March 1 and September 1, commencing March 1, 2008

PRINCIPAL AMOUNT: $__________	NUMBER: 1
CUSIP: 708696 BU2

PENNSYLVANIA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of DOLLARS ($        ) on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on the March 1 and September 1 in each year, commencing March 1, 2008, at the per annum Interest Rate set forth above, until the principal hereof is paid or duly provided for. Interest on this Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment (or from and including the Original Issue Date if no interest has been paid or made available for payment) to, but excluding, the applicable Interest Payment Date or Maturity, as the case may be. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15, as the case may be, next preceding such Interest Payment Date (whether or not a Business Day); provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (defined below), notice whereof shall be given to Holders of Notes of this Series not more than fifteen days or fewer than ten days prior to such Special Record Date.

This Global Note is a global security in respect of a duly authorized issue of 6.05% Senior Notes due 2017 (the “Notes of this Series”, which term includes any Global Notes representing such Notes) of the Company issued and issuable in one or more series under an Indenture, dated as of April 1, 1999 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Notes, being herein called the “Indenture”), between the Company and United States Trust Company of New York, under which The Bank of New York is successor trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto. Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms and conditions upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Global Note has been issued in respect of the series designated on the first page hereof.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note or Global Note, as the case may be.

This Note is redeemable, as a whole or in part, at the Company’s option, at any time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed, and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, plus, in each case, accrued and unpaid interest on such notes to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month); or

•

if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of this Series to be redeemed (“Remaining Life”).

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means:

•

each of Citigroup Global Markets Inc. and Lehman Brothers Inc., and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

“Remaining Scheduled Payments” means, with respect to the Notes of this Series to be redeemed, the remaining scheduled payments of principal of and interest on such Notes that would be due after the related redemption date but for such redemption. If such redemption date is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment on such Notes will be reduced by the amount of interest accrued on such Notes to such redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of this Series or any portion of the Notes of this Series called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes of this Series to be redeemed on such date. If less than all the Notes of this Series are to be redeemed, the Notes of this Series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Notice of redemption shall be given by mail to Holders of Notes of this Series, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Note on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Note.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the notes (except for certain obligations including obligations to register the transfer exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all set forth in the Indenture) if the Company deposits with the Trustee cash, U.S. Government Obligations which through the payment of interest thereof and principal thereof in accordance with their terms will provide cash, or a combination of cash and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency, and in the manner, herein prescribed.

The Notes of this Series are issuable only as registered Notes, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this Series are exchangeable for a like aggregate principal amount of Notes of the same series and tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Note or Notes to be exchanged at the Corporate Trust Office of the Trustee in New York, New York, or such other office or agency as may be designated by the Company from time to time.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

As used herein, “Business Day” shall mean each day that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the Corporate Trust Office of the Trustee is located, are obligated or authorized by law or executive order to close.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual or facsimile signature of an authorized officer, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PENNSYLVANIA ELECTRIC COMPANY

Dated: , 2008	By:
Authorized Officer

Attest:
Authorized Officer

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This Note is one of the Notes of the series

herein designated, described or provided for

in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Officer